     As filed with the Securities and Exchange Commission on April 8, 2002
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        XM SATELLITE RADIO HOLDINGS INC.
       (Exact name of registrant as specified in its governing instrument)

           Delaware                                      54-1878819
(State or other jurisdiction of                       (I.R.S. employer
 incorporation or organization)                      identification no.)

                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Joseph M. Titlebaum, Esq.
              Senior Vice President, General Counsel and Secretary
                        XM Satellite Radio Holdings Inc.
                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
                                 (202) 380-4000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                                Steven M. Kaufman
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-47570

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities                   Proposed Maximum                   Amount of
to be Registered                                    Aggregate Offering Price           Registration Fee(1)
---------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.01 per share                                             $33,843,750                         $3,114
---------------------------------------------------------------------------------------------------------------

(1) Securities with a proposed maximum aggregate offering price of $500,000,000 were registered under Registration No. 333-47570, of which securities with a proposed maximum aggregate offering price of $169,218,750 remain unsold. A filing fee of $132,000 was previously paid with the earlier registration statement.

                                EXPLANATORY NOTE

         This registration statement relates to the public offering of Class A Common Stock of XM Satellite Radio Holdings Inc. contemplated by a Registration Statement on Form S-3, Registration No. 333-47570 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such offering, including shares that may be sold pursuant to the underwriters' over-allotment option. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on April 8, 2002.

                                     XM SATELLITE RADIO HOLDINGS INC.



                                  By:                 *
                                       ------------------------------------
                                        Hugh Panero
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Name                                         Title                             Date
                 ----                                         -----                             ----
                   *                      President, Chief Executive Officer and          April 8, 2002
---------------------------------------   Director (Principal Executive Officer)
Hugh Panero

     /s/ Matthew McGarvey                 Vice President and Corporate Controller         April 8, 2002
------------------------------------      (Principal Accounting Officer)
Matthew McGarvey


                   *                      Chairman of the Board of Directors              April 8, 2002
------------------------------------
Gary M. Parsons


                   *                      Director                                        April 8, 2002
------------------------------------
Nathaniel A. Davis


                   *                      Director                                        April 8, 2002
------------------------------------
Thomas J. Donohue


                                          Director
------------------------------------
Chester A. Huber, Jr.


                  *                       Director                                        April 8, 2002
------------------------------------
Randall T. Mays


                                          Director
------------------------------------
Pierce J. Roberts, Jr.

------------------------------------      Director
Jack Shaw

                  *                       Director                                        April 8, 2002
------------------------------------
Dr. Rajendra Singh

*By:     /s/ Joseph M. Titlebaum
     ------------------------------------
     Joseph M. Titlebaum
     Attorney-in-Fact

                                INDEX TO EXHIBITS

      5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

     23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).

     24.1 Power of Attorney (incorporated by reference to the registrant's Registration Statement on Form S-3 (Registration No. 333-47570)).